Exhibit 99.45

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST REPORTS THIRD QUARTER RESULTS

DALLAS — (November 10, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT), a hotel real estate investment trust focused exclusively on the hospitality industry, today reported results for the third quarter ended September 30, 2004. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

HIGHLIGHTS

•	Completed or announced investments total $585 million, reaching initial investment goals

•	Increased common dividend for second consecutive quarter by 40% to $0.14 per share

•	Increased total assets by $213 million

•	Third quarter RevPAR increased 6.7% for hotels not under renovation

•	Increased Hotel Operating Profit

•	Completed preferred stock offering, raising $55 million in net proceeds

•	Completed $210 million portfolio financing and restructured credit facility

•	Announced and ultimately closed $81 million purchase of 654-room Hyatt Orange County

Reporting Basis

The financial results presented below and in the accompanying financial tables include the results of the Company for the third quarter and nine months ended September 30, 2004, the results of the Company since its formation on August 29, 2003, the combined results of the Company and the Predecessor between July 1, 2003 and September 30, 2003, and the results of the Predecessor prior to August 29, 2003.

Financial Results

Total revenue for the third quarter ended September 30, 2004, increased 228.1% to $31,336,000 from $9,551,000 for the third quarter ended September 30, 2003. The Company reported a net loss of $1,391,000, or $0.06 per diluted share, compared with a net loss of $1,194,000 in the prior-year period. Funds from operations (FFO, as defined by NAREIT) was $1,026,000, or $0.03 per diluted share, compared with a loss of $77,000 for the combined third quarter of 2003. EBITDA, which represents Earnings before Interest Expense, Income Taxes, Depreciation, and Amortization, increased 274.7% to $5,014,000 compared with $1,338,000 in the combined prior-year period. Results for the three months ended September 30, 2004 include the write off of deferred financing costs and the amortization of the existing loan costs in the amount of $2.2 million, or $.07 per diluted share, in connection with the Company’s new $210 million term loan and other existing mortgage financings. In addition, the Company experienced a one-time estimated loss of approximately $1.0 million in pre-tax operating profit, or approximately $0.03 per diluted share, due to the effect from four separate hurricanes on three of the Company’s Gulf Coast properties and a fire at one of the Company’s properties.

-MORE-

14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Third Quarter Results

November 10, 2004

Monty Bennett, President and CEO, commented, “As one would expect for a start up company with significant growth over the last few quarters, it has been difficult for everyone, including management, to accurately forecast our quarterly operating results. Unknowns included the timing, size, yield, and seasonality of our investments. Regarding seasonality, we believe that published Street forecasts expected approximately 30-32% of our direct hotel assets’ annual income would occur in the third quarter, which is not an unreasonable assumption for hotel assets. Now that we have assembled our initial portfolio, we have recognized that the direct hotel investments purchased thus far have historically achieved approximately 25% of their annual income in the third quarter. The difference between this historical 25% seasonality and 32% represented more than $0.05 per share for the third quarter. Unless the composition of our portfolio changes, going forward we expect the second quarter to be our most heavily weighted quarter for seasonality during the year.”

Total revenue for the nine months ended September 30, 2004, increased 179.0% to $76,482,000 from $27,409,000 for the combined period ended September 30, 2003. The Company reported net income of $858,000, or $0.03 per diluted share, compared with a combined net loss of $2,591,000 in the prior-year period. FFO was $7,715,000, or $0.25 per diluted share, compared with $718,000 for the combined prior-year period. EBITDA increased 182.7% to $14,507,000 compared with $5,132,000 for the combined prior-year period.

Mr. Bennett continued, “Ashford’s third quarter was extremely productive in terms of capital raising, investment and financing. We continue to accomplish our goals. With almost $600 million of assets, we reached our targeted first year milestone. Our continued ability to uniquely source and acquire hotels at yields well within or above targeted ranges adds a sizable growth pipeline to our company. Our capital strategies, including recent financings and the preferred equity raise position us with the funding to capitalize on the growth opportunities in our pipeline. We will continue to build a portfolio that is diversified by capital structure, brand, segment and geography.”

Operating Results – Direct Hotel Investments

As of September 30, 2004, the Company had a portfolio of direct hotel investments consisting of 32 properties. Currently five of the acquired hotels are undergoing significant renovation. The Company believes reporting its operating metrics on a consolidated and not-under-renovation basis more accurately reflects the operating improvement in its direct hotel portfolio. Details of each category are provided in the tables attached to this release.

All Hotels (32 properties)

RevPAR for the third quarter of 2004 increased 3.3% over the same period in 2003 to $71.99 from $69.66 due to a 4.1% increase in ADR to $97.06 offset by a 55-basis point decrease in occupancy to 74.17%.

Hotels Not Under Renovation (27 properties)

RevPAR for the third quarter of 2004 increased 6.7% over the same period in 2003 to $72.67 from $68.13 due to a 5.4% increase in ADR to $95.31 and an 88-basis point increase in occupancy to 76.25%.

Hotel Operating Profit

Total hotel operating profit for the three months ended September 30, 2004, increased 2.0% to $9,069,000 from $8,889,000 for the period ended September 30, 2003. Total hotel operating profit for the nine months ended September 30, 2004, increased 5.8% to $28,707,000 from $27,108,000 for the period ended September 30, 2003. These results include the $1 million impact from the insured events previously described. Had these events not occurred operating profit would be up 13.3% for the quarter and 9.6% for the year-to-date period.

Operating Results-First Mortgage and Mezzanine Investments

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

As of September 30, 2004 the Company had a $90.6 million loan portfolio across 21 hotel properties. The portfolio weighted average interest is 11.4%.

Balance Sheet and Financing Strategy

As of September 30, 2004, the Company had approximately $159.5 million of variable-rate debt outstanding at a weighted average interest rate of 4.9% and approximately $126.9 million of fixed-rate debt outstanding at an average interest rate of 4.7%.

In September, the Company completed a $210.0 million term loan that is secured by 25 hotel properties, at an interest rate of 195 basis points over LIBOR. This facility has a maturity date of September 2006 with three one-year extension options. The Company used proceeds from the facility to repay two mortgage notes totaling approximately $26 million at a rate of 350 basis points over LIBOR, to repay another mortgage loan of $32 million at a rate of 325 basis points over LIBOR, to pay down its $60 million credit facility by approximately $57 million at the then rate of 325 basis points over LIBOR, and to partially repay another mortgage note by approximately $13 million at a rate of 350 basis points over LIBOR. The balance of proceeds after costs was used to fund acquisitions. To increase the Company’s fixed-rate balance, Ashford purchased a 6% LIBOR cap on $105 million of the facility and executed a stair-stepped floating to fixed-rate interest rate swap for $105 million of the facility at an average rate of 4.9% over the term of the swap.

The Company also restructured its $60 million credit facility to extend the maturity from February 2007 to August 2007 with two additional one year extension options and to reduce the interest rate from 325 basis points over LIBOR to a range of 200 to 230 basis points over LIBOR depending on the coverage ratio.

In August upon its one year anniversary, the Company filed a universal shelf registration with a proposed aggregate public offering of $350 million. In September, the Company completed the offering of 2.3 million shares of 8.55% Series A Cumulative Preferred Stock at $25 per share, raising net proceeds of approximately $55.1 million. The Preferred Stock dividends are cumulative from the date of original issuance. The Company anticipates paying its first quarterly preferred dividend in mid-January 2005.

Third Quarter Investment Activity

In July, the Company acquired the Sheraton Bucks County and an adjacent office building near Philadelphia, Pennsylvania, for approximately $16.7 million in cash. Annualized revenue of the acquired hotel is approximately $9.0 million. The Company intends to spend $5.7 million on upgrades to the property. Also during July the Company acquired four hotels in suburban Atlanta for approximately $25.9 million in cash plus contingent consideration to be paid, if earned, no later than April 30, 2005. Annualized revenues of these four hotel properties are approximately $7.8 million.

In September, the Company acquired nine hotel properties from Dunn Hospitality Group for approximately $62 million, which includes $59 million in cash and $3 million in limited partnership units. Annualized revenues of these nine hotel properties are approximately $20.1 million. The Company intends to spend $6.5 million on improvements to the portfolio.

The Company originated a $15 million loan in September on the Hotel Teatro in Denver, Colorado. The whole loan interest rate is 565 basis points over LIBOR and matures in October 2006. Loan payments are interest only throughout the two-year term on the loan which provides for three one-year extension options. Ashford received an origination fee of 1%. Ashford has negotiated terms to sell off a first mortgage on the property of $10 million. If successful, Ashford intends to retain a $5 million mezzanine loan on the property with pricing that would equate to 1,135 basis points over LIBOR.

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

The Company also originated an $11 million mezzanine loan on The Westin Westminster in Westminster, Colorado. Maturing in September 2011, the loan bears interest at a stated rate of 14%, with the pay rate fixed at 12% in the first two years with a share of available cash flow not to exceed the stated rate of 14%, and fixed at 14% thereafter. Loan payments are interest only throughout the seven-year term. Ashford received an origination fee of 1%.

In August 2004, the Company received an approximate $7.2 million payment related to the portion of its $25 million mezzanine loan secured by two hotel properties, bringing the balance of that loan to $17.8 million at September 30, 2004, and secured by a total of 15 hotel properties.

Subsequent Investment Activity

In October, the Company acquired the Hyatt Orange County in Anaheim, California, for $81 million in cash, inclusive of the seller’s commitment to fund a $6 million renovation which should be completed in November 2004. The Hyatt Orange County produced gross revenues of approximately $27.8 million in the last 12 months.

Outlook

Mr. Bennett concluded, “The outlook for the lodging industry continues to improve with business and leisure travel showing signs of strength in our markets. With the strong competitive positions our hotels enjoy and the incentivized management teams we have retained, we expect improved year-over-year operating performance. We remain confident that the active investment pace, high yields and strong pipeline will continue to generate opportunities for us in 2005.”

Investor Conference Call and Simulcast

Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. eastern time on November 11, 2004, to discuss the third quarter results. The number to call for this interactive teleconference is 913-981-5509. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 954046.

The Company will also provide an online simulcast and rebroadcast of its third quarter 2004 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=147105&eventID=9 48903 on November 11, 2004, beginning at 11:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO nor EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes both FFO and EBITDA to be key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*****

Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	The Company	The Company	The Predecessor
	Three Months	Period From	Period From
	Ended	August 29, 2003 to	July 1, 2003 to
	September 30, 2004	September 30, 2003	August 28, 2003
REVENUE
Rooms	$24,908,944	$2,764,856	$5,098,062
Food and beverage	2,975,955	463,125	832,795
Other	1,035,406	70,572	210,554

Total hotel revenue	28,920,305	3,298,553	6,141,411

Interest income from notes receivable	2,075,406	—	—
Asset management fees from related parties	340,711	110,591	—

Total Revenue	31,336,422	3,409,144	6,141,411

EXPENSES
Hotel operating expenses
Rooms	5,711,214	632,740	1,145,377
Food and beverage	2,491,446	373,313	687,997
Other direct	557,010	76,130	127,968
Indirect	9,609,951	1,084,900	2,233,281
Management fees	908,472	98,997	182,678

Total hotel expenses	19,278,093	2,266,080	4,377,301

Property taxes, insurance, and other	2,317,570	248,900	375,423
Depreciation and amortization	2,768,427	328,052	723,445
Corporate general and administrative:
Stock-based compensation	605,061	228,215	—
Other corporate and administrative	2,488,587	717,076	—

Total Operating Expenses	27,457,738	3,788,323	5,476,169

OPERATING INCOME (LOSS)	3,878,684	(379,179)	665,242

Interest income	115,850	100,487	5,951
Interest expense	(2,986,713)	(73,333)	(1,474,082)
Amortization of loan costs	(569,730)	(11,716)	(93,198)
Write-off of loan costs	(1,633,369)	—	—

LOSS BEFORE INCOME TAXES AND MINORITY INTEREST	(1,195,278)	(363,741)	(896,087)

Provision for income taxes	(530,476)	—	—
Minority interest	335,227	65,583	—

NET LOSS	$(1,390,527)	$(298,158)	$(896,087)

Net Loss Available To Common Shareholders:
Basic	$(0.06)	$(0.01)

Fully diluted	$(0.06)	$(0.01)

Weighted Average Common Shares Outstanding:
Basic	25,130,651	23,544,987

Fully diluted	30,996,692	23,544,987

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	The Company	The Company	The Predecessor
	Nine Months	Period From	Period From
	Ended	August 29, 2003 to	January 1, 2003 to
	September 30, 2004	September 30, 2003	August 28, 2003
REVENUE
Rooms	$59,991,874	$2,764,856	$19,688,349
Food and beverage	8,176,507	463,125	3,629,807
Other	2,366,860	70,572	681,656

Total hotel revenue	70,535,241	3,298,553	23,999,812

Interest income from notes receivable	4,946,547	—	—
Asset management fees from related parties	1,000,033	110,591	—

Total Revenue	76,481,821	3,409,144	23,999,812

EXPENSES
Hotel operating expenses
Rooms	13,595,603	632,740	4,511,632
Food and beverage	6,229,246	373,313	2,801,002
Other direct	1,334,411	76,130	498,085
Indirect	23,361,370	1,084,900	8,687,362
Management fees	2,191,532	98,997	718,408

Total hotel expenses	46,712,162	2,266,080	17,216,489

Property taxes, insurance, and other	4,928,028	248,900	1,600,082
Depreciation and amortization	6,727,667	328,052	2,915,777
Corporate general and administrative:
Stock-based compensation	1,792,069	228,215	—
Other corporate and administrative	6,909,195	717,076	—

Total Operating Expenses	67,069,121	3,788,323	21,732,348

OPERATING INCOME (LOSS)	9,412,700	(379,179)	2,267,464

Interest income	247,087	100,487	22,800
Interest expense	(5,397,125)	(73,333)	(4,225,289)
Amortization of loan costs	(919,041)	(11,716)	(357,857)
Write-off of loan costs	(1,633,369)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	1,710,252	(363,741)	(2,292,882)

Provision for income taxes	(687,176)	—	—
Minority interest	(165,037)	65,583	—

NET INCOME (LOSS)	$858,039	$(298,158)	$(2,292,882)

Net Income (Loss) Available To Common Shareholders:
Basic	$0.03	$(0.01)

Fully diluted	$0.03	$(0.01)

Weighted Average Common Shares Outstanding:
Basic	25,066,981	23,544,987

Fully diluted	30,829,818	23,544,987

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
Investment in hotel properties, net	$347,738,782	$173,723,998
Cash and cash equivalents	92,344,154	76,254,052
Restricted cash	21,029,522	1,373,591
Accounts receivable, net of allowance of $51,337 and $19,408, respectively	4,473,071	1,534,843
Inventories	464,703	262,619
Notes receivable	90,552,800	10,000,000
Deferred costs, net	10,249,080	2,386,937
Prepaid expenses	1,834,236	1,577,628
Other assets	2,274,142	550,636
Due from affiliates	195,060	218,113

Total assets	$571,155,550	$267,882,417

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$286,422,168	$50,201,779
Capital leases payable	369,927	456,869
Accounts payable	5,690,010	2,127,611
Accrued expenses	10,074,102	4,572,594
Other liabilities	208,313	—
Dividends payable	4,467,172	—
Deferred income	519,872	—
Due to affiliates	1,026,910	584,643

Total liabilities	308,778,474	57,943,496

Minority interest	40,128,755	37,646,673
Commitments and contingencies

Preferred stock, $0.01 par value, 50,000,000 shares authorized, 2,300,000 issued and outstanding at September 30, 2004	23,000	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,810,447 and 25,730,047 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	258,104	257,300
Additional paid-in capital	235,124,140	179,226,668
Unearned compensation	(4,542,279)	(5,564,401)
Accumulated other comprehensive loss	(102,831)	—
Accumulated deficit	(8,511,813)	(1,627,319)

Total owners’ equity	222,248,321	172,292,248

Total liabilities and owners’ equity	$571,155,550	$267,882,417

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
KEY PERFORMANCE INDICATORS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Consolidated (Pro Forma)
Room revenues	$29,414,869	$28,450,169	$84,763,854	$82,276,955
RevPar	$71.99	$69.66	$69.68	$67.89
Occupancy	74.17%	74.72%	72.16%	72.88%
ADR	$97.06	$93.23	$96.56	$93.15

NOTE: The above pro forma tables include the original six hotel properties and assume the 26 hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

Hotels Not Under Renovation (Pro Forma)
Room revenues	$23,260,033	$21,793,437	$67,315,756	$63,271,310
RevPar	$72.67	$68.13	$70.64	$66.66
Occupancy	76.25%	75.37%	74.07%	73.23%
ADR	$95.31	$90.40	$95.37	$91.03

NOTE: The above pro forma tables include the original six hotel properties and assume the 21 not-under-renovation hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
FFO
(Unaudited)

	The Company	The Company	The Predecessor
	Three Months	Period From	Period From
	Ended	August 29, 2003 to	July 1, 2003 to
	September 30, 2004	September 30, 2003	August 28, 2003
Net loss	$(1,390,527)	$(298,158)	$(896,087)

Plus real estate depreciation and amortization	2,751,286	328,052	723,445
Remove minority interest	(335,227)	65,583	—

Gross FFO	$1,025,532	$95,477	$(172,642)

Fully diluted weighted average shares outstanding	30,996,692	23,544,987	NA

Gross FFO per fully diluted share	$0.03	$0.00	NA

	The Company	The Company	The Predecessor
	Nine Months	Period From	Period From
	Ended	August 29, 2003 to	January 1, 2003 to
	September 30, 2004	September 30, 2003	August 28, 2003
Net income (loss)	$858,039	$(298,158)	$(2,292,882)

Plus real estate depreciation and amortization	6,691,446	328,052	2,915,777
Remove minority interest	165,037	65,583	—

Gross FFO	$7,714,522	$95,477	$622,895

Fully diluted weighted average shares outstanding	30,829,818	23,544,987	NA

Gross FFO per fully diluted share	$0.25	$0.00	NA

NOTE: For both the three and nine months ended September 30, 2004, FFO has not been adjusted to add back the non-recurring write-off of loan costs of approximately $1.6 million, which is included in net income (loss).

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
EBITDA
(Unaudited)

	The Company	The Company	The Predecessor
	Three Months	Period From	Period From
	Ended	August 29, 2003 to	July 1, 2003 to
	September 30, 2004	September 30, 2003	August 28, 2003
Net loss	$(1,390,527)	$(298,158)	$(896,087)

Add back:
Interest income	115,850	100,487	5,951
Interest expense and amortization of loan costs	(3,556,443)	(85,049)	(1,567,280)
Minority interest	335,227	65,583	—
Depreciation and amortization	(2,768,427)	(328,052)	(723,445)
Provision for income taxes	(530,476)	—	—

	(6,404,269)	(247,031)	(2,284,774)

Gross EBITDA	$5,013,742	$(51,127)	$1,388,687

	The Company	The Company	The Predecessor
	Nine Months	Period From	Period From
	Ended	August 29, 2003 to	January 1, 2003 to
	September 30, 2004	September 30, 2003	August 28, 2003
Net income (loss)	$858,039	$(298,158)	$(2,292,882)

Add back:
Interest income	247,087	100,487	22,800
Interest expense and amortization of loan costs	(6,316,166)	(85,049)	(4,583,146)
Minority interest	(165,037)	65,583	—
Depreciation and amortization	(6,727,667)	(328,052)	(2,915,777)
Provision for income taxes	(687,176)	—	—

	(13,648,959)	(247,031)	(7,476,123)

Gross EBITDA	$14,506,998	$(51,127)	$5,183,241

NOTE: For both the three and nine months ended September 30, 2004, EBITDA has not been adjusted to add back the non-recurring write-off of loan costs of approximately $1.6 million, which is included in net income (loss).

-MORE-

AHT Announces Third Quarter Results

November 10, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
HOTEL OPERATING PROFIT
(Unaudited)

	The Company	Company & Predecessor	The Company	Company & Predecessor
	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
REVENUE
Rooms	$29,414,869	$28,450,169	$84,763,854	$82,276,955
Food and beverage	3,104,387	3,443,846	10,965,007	11,024,994
Other	1,139,040	1,189,371	3,245,464	3,259,942

Total hotel revenue	33,658,296	33,083,386	98,974,325	96,561,891

EXPENSES
Hotel operating expenses Rooms	6,409,984	5,977,150	17,743,489	17,130,491
Food and beverage	2,704,219	2,963,097	8,552,875	8,998,175
Other direct	673,061	910,785	1,989,304	2,167,630
Indirect	11,146,726	11,475,146	32,200,607	32,315,468
Management fees	1,175,367	1,173,623	3,608,531	3,432,977

Total hotel operating expenses	22,109,357	22,499,801	64,094,806	64,044,741

Property taxes, insurance, and other	2,479,786	1,695,054	6,172,271	5,409,080

HOTEL OPERATING INCOME	$9,069,153	$8,888,531	$28,707,248	$27,108,070

NOTE: The above pro forma tables assume the twenty-six hotel properties acquired since the Company’s formation in August 2003 were owned as of the beginning of the periods presented. In addition, the results for the three and nine months ended September 30, 2004 include approximately $1.0 million of insurance losses related to property damage and business interruption, primarily associated with the four hurricanes in Florida during August and September.

ASHFORD HOSPITALITY TRUST, INC.
Adjusted FFO and CAD
(Unaudited)

	Adjusted FFO		Adjusted CAD
	Three Months		Three Months
	Ended		Ended
	September 30, 2004		September 30, 2004
		(per share)		(per share)
Net loss	$(1,390,527)		$(1,390,527)

Plus real estate depreciation and amortization	2,751,286	0.09	2,751,286	0.09
Remove minority interest	(335,227)	(0.01)	(335,227)	(0.01)
Plus stock-based compensation	—	0.00	605,061	0.02
Plus amortization of loan costs	—	0.00	569,730	0.02
Plus income tax provision over payments made	—	0.00	255,476	0.01
Less capital improvements reserve	—	0.00	(947,131)	(0.03)
Write-off of loan costs	—	0.00	1,633,369	0.05

FFO and CAD, respectively	$1,025,532	$0.03	$3,142,037	$0.10

Adjustments:
Write-off of loan costs	1,633,369	0.05	—	0.00
Insurance impact	1,000,000	0.03	1,000,000	0.03

Adjusted FFO and CAD, respectively	$3,658,901	$0.12	$4,142,037	$0.13

-END-